Exhibit 5.9

CONSENT

February 18, 2026

I, Scott Wilson, C.P.G, SME-RM, consent to the public filing of the technical report titled

Report 43-101 Technical Report For the Preliminary Economic Assessment of the Blue Moon Mine, Mariposa County, California, dated April 14, 2025 (as amended and restated on September 12, 2025) with an effective date of March 3, 2025 and with an effective date of Mineral Resource Estimate of December 24, 2024, prepared by Scott Wilson, C.P.G. SME-RM, Peter Szkilnyk, P. Eng., Alan J. San Martin, P. Eng., Richard Gowans, P.Eng., Justin Taylor, P.Eng., and Christopher Jacobs, C. Eng., MIMMM dated September 12, 2025 (the “Technical Report”)

by Blue Moon Metals Inc. (the “Issuer”), and the information derived from the Technical Report, as well as to the reference to my name, in each case where used or incorporated by reference in the Issuer’s Registration Statement on Form F-10, including in the Annual Information Form filed as Exhibit 4.1 thereto, being filed with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Scott Wilson, C.P.G, SME-RM
Scott Wilson, C.P.G, SME-RM